Exhibit 99.1

TEVA ANNOUNCES CHANGES TO EXECUTIVE MANAGEMENT TEAM

TEL AVIV, Israel & PARSIPPANY, N.J., September 28, 2023 — Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) today announced changes to its leadership team. Sven Dethlefs, Executive Vice President, North America Commercial, will leave Teva on November 17, 2023, and Christine (Chris) Fox, who most recently served as Global President, Gene Therapies at Novartis will be the new head of Teva’s U.S. Commercial Business. “On behalf of the Teva Board of Directors and our executive management team, I want to thank Sven for his many contributions to Teva during his 15 years with the company,” said Richard Francis, Teva’s President, and Chief Executive Officer, “I am pleased to announce the appointment of Chris Fox to this critical role. Chris is a heralded pharmaceutical executive with extensive experience growing and overseeing complex business units and regional operations throughout the world. I have every confidence that Chris will bring great strength to Teva and be pivotal to our success.”

Biography: Christine Fox

Christine (Chris) Fox comes to Teva as Executive Vice President, U.S. Commercial Business from her role at Novartis Gene Therapies where she started as President in December 2021. Prior to this role, Chris was vice president and general manager for the Bone, Cardiometabolic and Nephrology business for Amgen. She also served as the general manager of the company’s United Kingdom and Ireland affiliate. Earlier in her career, she also held leadership positions at Merck, Takeda, and several startups.

Chris brings more than 30 years of healthcare industry experience with leadership roles in sales, marketing, and commercial operations, responsible for teams ranging from 2500+ associates to small, nimble consulting teams. She has a deep understanding of issues affecting the pharmaceutical and biotech sectors, as well as expertise across a range of therapy areas.

About Teva

Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) has been developing and producing medicines to improve people’s lives for more than a century. We are a global leader in generic and innovative medicines with a portfolio consisting of over 3,500 products in nearly every therapeutic area. Around 200 million people around the world take a Teva medicine every day and are served by one of the largest and most complex supply chains in the pharmaceutical industry. Along with our established presence in generics, we have significant innovative research and operations supporting our growing portfolio of innovative and biopharmaceutical products. Learn more at www.tevapharm.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current beliefs and expectations and are subject to substantial risks and uncertainties, both known and unknown, that could cause our future results, performance, or achievements to differ significantly from that expressed or implied by such forward-looking statements. You can identify these forward-looking statements by the use of words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. Important factors that could cause or contribute to such differences include risks relating to: our business and operations in general, including our ability to attract, hire, integrate

IR Contacts	United States	Ran Meir	(267) 468-4475
		Sanjeev Sharma	(93) 524-1908

PR Contacts	United States	Kelley Dougherty	(973) 658-0237
		Yonatan Beker	(973) 264 7378

and retain highly skilled personnel; our ability to successfully compete in the marketplace; our substantial indebtedness; compliance, regulatory and litigation matters; other financial and economic risks; and other factors discussed in this press release, in our quarterly report on Form 10-Q for the second quarter of 2023, and in our Annual Report on Form 10-K for the year ended December 31, 2022, including in the sections captioned “Risk Factors” and “Forward Looking Statements.” Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements.

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IR Contacts	United States	Ran Meir	(267) 468-4475
		Sanjeev Sharma	(93) 524-1908

PR Contacts	United States	Kelley Dougherty	(973) 658-0237
		Yonatan Beker	(973) 264 7378